UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8—K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

SESEN BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 444-8550

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8—K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a—12)

☐      Pre—commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐      Pre—commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 — Entry into a Material Definitive Agreement.

On June 19, 2019, Sesen Bio, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC, as the underwriter (the “Underwriter”), relating to the offering, issuance and sale (the “Offering”) of 20,410,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants (the “Warrants”) to purchase up to an aggregate of 20,410,000 shares of Common Stock (the “Warrant Shares”). The Shares and Warrants will be sold together as a fixed combination, with each share being accompanied by a Warrant to purchase one share of Common Stock at a combined price to the public of $1.47. The Warrants are exercisable commencing on the date of issuance, will expire on 12-month anniversary of the date of issuance and will have an exercise price of $1.47 per share, subject to certain adjustments. The Warrants will be issued in physical form.

The net proceeds to the Company from the Offering are expected to be approximately $27.9 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company and excluding any proceeds we may receive upon exercise of the Warrants.

The Offering is being made pursuant to a prospectus supplement dated June 19, 2019 and an accompanying prospectus dated June 8, 2018, pursuant to the Company’s effective shelf registration statement on Form S-3, as amended (File No. 333-223750), initially filed with the U.S. Securities and Exchange Commission on March 19, 2018 and declared effective on June 8, 2018.

The Underwriting Agreement includes certain customary representations, warranties, and covenants by the Company, and it provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make because of any of those liabilities. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement.

The foregoing description of the Underwriting Agreement and Warrant does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement and form of Warrant attached hereto as Exhibits 1.1 and 4.1, respectively, and which are incorporated herein by reference.

Hogan Lovells US LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares, the Warrants and the Warrant Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 19, 2019

4.1	Form of Warrant

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2019

Sesen Bio, Inc.

By:	/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Chief Financial Officer, Secretary and Treasurer

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